Registration No. 333-
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                           31-1227808
            --------                                           ----------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

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                 2002 AMENDED AND RESTATED STOCK INCENTIVE PLAN
         2002 AMENDED AND RESTATED OUTSIDE DIRECTORS' STOCK OPTION PLAN
         --------------------------------------------------------------
                            (Full title of the plan)

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Michael E. Rohrkemper                          Copy to:
Chief Financial Officer and Treasurer          Elizabeth A. Horwitz, Esq.
Pomeroy IT Solutions, Inc.                     Cors & Bassett, LLC
1020 Petersburg Road, Hebron, KY 41048         537 East Pete Rose Way, Suite 400
(859)586-0600                                  Cincinnati, Ohio 45202
(Name and address and telephone number,        (513) 852-8200
 including area code, of agent for service)

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
                               CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
Title of Securities   Amount To Be         Proposed            Proposed         Amount of
To Be Registered      Registered (1)(2)    Maximum             Maximum          Registration
                      Offering Price Per   Aggregate           Fee(3)
                      Share(3)             Offering Price(3)
--------------------------------------------------------------------------------------------
Common Stock,            4,692,261 shares  $            10.15  $ 47,626,449.15  $   5,605.63
$.01 par value
--------------------------------------------------------------------------------------------

(1) The securities to be registered are 4,410,905 shares reserved for issuance under the Registrant's 2002 Amended and Restated Stock Incentive Plan (the "2002 Stock Incentive Plan") and 281,356 shares reserved for issuance under the Registrant's 2002 Amended and Restated Outside Directors' Stock Option Plan (the "2002 Outside Directors' Plan" and, together with the 2002 Stock Incentive Plan, the "Plans").


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
(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any stock split, stock dividend, or similar transaction.
(3) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price is estimated, solely for purposes of calculating the registration fee, on the basis of the average of the high and low price of the Common Stock reported on the NASDAQ National Market on October 13, 2005.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM  1.     PLAN INFORMATION

Omitted pursuant to the instructions and provisions of Form S-8.

ITEM  2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Pomeroy IT Solutions, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"),  are  incorporated  by  reference  in  this  Registration  Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended January 5, 2005, as amended;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 5, 2005, as amended, and July 5, 2005;

     (c) The Company's Current Reports on Form 8-K filed with the Commission on January 13, 2005, February 3, 2005, February 15, 2005, March 15, 2005,
          April  14, 2005, April 20, 2005, May 10, 2005, June 16, 2005, July 15,
          2005,  August  25,  2005  and  October  7,  2005;  and

     (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form S-1, as amended, dated April 2, 1992 (Registration No. 33-45728).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in


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
such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION OF SECURITIES.

Not  applicable.

ITEM  5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the Common Stock being offered hereby will be passed upon for the Company by Lindhorst & Dreidame Co., L.P.A., Cincinnati, Ohio. Mr. James H. Smith, III, a stockholder in the firm, is a Director of the Company. Mr. Smith beneficially owns 25,278 shares of Common Stock of the Company.

ITEM  6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify present and former directors, officers, employees or agents of the corporation. The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL. The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent authorized under the DGCL each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding by reason of the fact such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) reasonably incurred by such person in connection therewith provided that the applicable standards of conduct under the DGCL are satisfied. These standards are, with respect to civil proceedings, that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or its stockholders and, with respect to criminal proceedings, such person had no reasonable cause to believe his or her conduct was unlawful. However, under the DGCL, with respect to claims by or in the right of the Company, no indemnification may be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company except to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that despite such adjudication and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court deems proper.

The Company also has in effect an insurance policy that covers any negligent act, error or omission of a director or officer, subject to certain exclusions.

ITEM  7.     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


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
ITEM  8.     EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.                        Description
-----------                        -----------
4.1          2002 Amended and Restated Stock Incentive Plan
4.2          2002 Amended and Restated Outside Directors' Stock Option Plan
5            Opinion of Lindhorst & Dreidame Co., L.P.A.
23.1         Consent of Crowe Chizek and Company LLC
23.2         Consent of Grant Thornton LLP
23.3         Consent of Lindhorst & Dreidame Co., L.P.A. (included in Exhibit 5)
24           Power of Attorney (included on signature page)

ITEM  9.     UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes that:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on, or, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to or of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's or the Plan's annual report to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hebron, Commonwealth of Kentucky, on the 17 day of October, 2005.

POMEROY IT SOLUTIONS, INC.

By: /s/ Michael E. Rohrkemper
    -------------------------
Name: Michael E. Rohrkemper
Title: Chief Financial Officer


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
                                POWER OF ATTORNEY

We, the undersigned directors and officers of Pomeroy IT Solutions, Inc., do hereby make, constitute and appoint Michael E. Rohrkemper our true and lawful attorneys-in-fact and agent, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Name                               Title                        Date
              ----                               -----                        ----

                                     Director, Chief Executive Officer  October 13, 2005
By:  /s/ Stephen E. Pomeroy          and President (principal
-----------------------------------  executive officer)
     Stephen E. Pomeroy

By:  /s/ Michael E. Rohrkemper       Director and Chief Financial       October 13, 2005
-----------------------------------  Officer (principal financial and
     Michael E. Rohrkemper           accounting officer)

By:  /s/ David B. Pomeroy, II        Chairman of the Board of           October 13, 2005
-----------------------------------  Director
     David B. Pomeroy, II

By:  /s/ James H. Smith, III         Director                           October 13, 2005
-----------------------------------
     James H. Smith, III

By:  /s/ William H. Lomicka          Director                           October 13, 2005
-----------------------------------
     William H. Lomicka

By:  /s/ Vincent D. Rinaldi          Director                           October 13, 2005
-----------------------------------
     Vincent D. Rinaldi

By:  /s/ Debra E. Tibey              Director                           October 13, 2005
-----------------------------------
     Debra E. Tibey 5

By:  /s/ Edward E. Faber             Director                           October 13, 2005
-----------------------------------
     Edward E. Faber

By:  /s/ Kenneth R. Waters           Director                           October 13, 2005
-----------------------------------
     Kenneth R. Waters

By:  /s/ David G. Boucher            Director                           October 13, 2005
-----------------------------------
     David G. Boucher


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

                                   EXHIBIT INDEX


Exhibit No.                     Description
-----------                     -----------
4.1          2002 Amended and Restated Stock Incentive Plan
4.2          2002 Outside Directors' Stock Option Plan, as amended
5            Opinion of Lindhorst & Dreidame Co., L.P.A.
23.1         Consent of Crowe Chizek and Company LLC
23.2         Consent of Grant Thornton LLP
23.3         Consent of Lindhorst & Dreidame Co., L.P.A. (included in Exhibit 5)
24           Power of Attorney (included on signature page)


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